Exhibit 16

MICHAEL GILLESPIE & ASSOCIATES, PLLC
CERTIFIED PUBLIC ACCOUNTANTS
10544 ALTON AVE NE
SEATTLE, WA  98125
 206.353.5736
August 2, 2017
United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
 Washington D.C. 20549
Re: International Endeavors Corporation Form 8-K
Dear Sirs/Madams:
I have read the Form 8-K and I agree with the conclusion that the Company has made regarding the need to issue a non-reliance statement regarding the early adoption of ASU 2017-01.
If I can be of any further assistance in this matter please do not hesitate to contact me.

/S/ Michael Gillespie & Associates, PLLC